Exhibit 10.14

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”), made this 15th day of February, 2012, by and between WISDOM LU, an individual (“Lu”), and LIBERMAN BROADCASTING, INC. (the “Company”), is a separation agreement which includes a general release of claims.

In consideration of the covenants undertaken and the releases contained in this Agreement, Lu and Company agree as follows:

1. Lu and Company previously entered into a written Employment Agreement dated as of February 27, 2008 (“Employment Agreement”) pursuant to which Lu agreed to employment with the Company as an employee in the position of Chief Financial Officer of the Company. Lu and the Company have mutually agreed to terminate the Employment Agreement (subject to section 12 of this Agreement) and Lu’s position as Chief Executive Officer of the Company, such termination to be effective the 20th day of January, 2012 (the “Separation Date”).

2. Company shall pay to Lu severance in a total amount of two hundred thousand dollars ($200,000), less standard withholding and authorized deductions (the “Severance Payment”). The Severance Payment shall be paid to Lu on or before ten (10) days after Lu’s execution of this Agreement, provided that this Agreement has not been revoked. It is acknowledged and agreed by Lu and the Company that the Severance Payment is intended as and shall be in lieu of any other payments, compensation, bonuses, rights, options to purchase shares of the Company’s stock or stock of any of the Company’s affiliates, other than installments of the Option (as defined in Section II.E of the Employment Agreement) that have already vested, benefits, demands, expense reimbursements, or indemnities that are or may be due from the Company to Lu, or rights or claims to any such matters, by Lu against the Company. Lu acknowledges and agrees that such Severance Payment is fair and reasonable and shall constitute full and complete consideration for this Agreement. It is acknowledged and agreed that no further installments of the Option shall vest.

3. Lu shall not (i) directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, the Company or its subsidiaries and affiliates, past and present, or any of them, as well as its trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, or (ii) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the Company. No officer of the Company shall directly or indirectly make or ratify any statement, public or private, oral or written, to any person that disparages or discredits, either professionally or personally, Lu and her performance as Chief Financial Officer during her tenure at the Company. The parties hereby agree that any statement made in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. Nothing in this paragraph shall be construed to preclude Lu, the Company, or their respective counsel from complying with a lawful court order or process requiring disclosure, written, oral or otherwise, of any information that would violate this paragraph outside of a compelled disclosure, provided that the party served or its/her counsel gives written notice of such court order or process to the other party within a reasonable time but in any case sufficiently in advance to enable the affected party to file appropriate motions to prevent the disclosure, and the party served shall cooperates fully with and support through all reasonable means all efforts by the affected party to oppose or limit any such disclosure of Confidential Information.

4. It is acknowledged and agreed that this Agreement and the Severance Payment provided for herein represents a compromise and settlement of disputed claims. The Company expressly denies any violation of the Employment Agreement and of its policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Lu and Company relating to the Employment Agreement and any alleged violation of Company’s policies or procedures or any state or federal law or regulation, as well as any claims by Lu against the Company that further or other compensation is or may be due, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Company of any violation of the Employment Agreement, its policies, procedures, or state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Company of the Employment Agreement or any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to a stipulation agreeing to an order protecting its confidentiality.

5. Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, Lu on behalf of herself, her descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Company and its parents, subsidiaries and affiliates, past and present, and each of them, as well as their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as “Releasees,” with respect to and from any and all claims, wages, demands, bonuses, reimbursements, indemnities, rights, liens, agreements, contracts (including, without limitation, the Employment Agreement), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which she now owns or holds or she has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with her service as an officer or employee of Company, her separation from her position as Chief Financial Officer, or her employment by, or status as an officer of, any Company affiliate, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability.

6. It is the intention of Lu in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Lu hereby expressly waives any and all rights and benefits conferred upon her by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Lu acknowledges that she may hereafter discover claims or facts in addition to or different from those which Lu now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Lu hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Lu acknowledges that he/she understands the significance and consequence of such release and such specific waiver of SECTION 1542.

7. Lu expressly acknowledges and agrees that, by entering into this Agreement, she is waiving any and all rights or claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Lu further expressly acknowledges and agrees that:

a. In return for this Agreement, she will receive consideration (the releases given herein) beyond that which he/she was already entitled to receive before entering into this Agreement;

b. She is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

c. She was given a copy of this Agreement on February 15, 2012, and informed that she had 21 days within which to consider the Agreement; and

d. She was informed that she has seven (7) days following the date of execution of the Agreement within which to revoke the Agreement.

8. Lu acknowledges that by reason of her position with Company she has been given access to lists of sponsors, prices, plans, and similar confidential or proprietary materials or information respecting Company’s business affairs. Lu represents that she has held all such information confidential and will continue to do so, and that she will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of Company.

9. Lu and the Company agree that the terms and conditions of this Agreement shall remain confidential as between the parties and the parties shall not (except as required by law) disclose them to any other person, provided that the Company may file a copy of this Agreement with the Securities Exchange Commission or other government agencies as required by law, and may disclose this Agreement or its terms and conditions to its attorneys, accountants, auditors, directors, and shareholders. Except as provided for in any mutually agreed disclosures, Lu will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotiations) which led to its execution. Without limiting the generality of the foregoing, Lu specifically agrees that she shall not disclose information regarding this Agreement to any current or former employee of Releasees. Both parties hereby agree that disclosure of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement. Nothing in this paragraph shall be construed to preclude Lu, the Company, or their respective counsel from complying with a lawful court order or process requiring disclosure, written, oral or otherwise, of any information that would violate this paragraph outside of a compelled disclosure, provided that the party served or its/her counsel gives written notice of such court order or process to the other party within a reasonable time but in any case sufficiently in advance to enable the affected party to file appropriate motions to prevent the disclosure, and the party served shall cooperates fully with and support through all reasonable means all efforts by the affected party to oppose or limit any such disclosure of Confidential Information.

10. Lu warrants and represents that she has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and she shall defend, indemnify and hold harmless Company from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

11. Lu and Company acknowledge that they have no further employment or contractual relationship except as arises out of this Agreement.

12. This instrument is an integrated document and constitutes and contains the entire agreement and understanding concerning Lu’s relationship with Company and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof, provided that the arbitration (Section VII) and confidentiality provisions (Section IV) of the Employment Agreement and the Stock Option Agreement, executed by Lu and Company, shall survive and remain enforceable, subject to the provisions of this Agreement.

13. Lu may revoke this Agreement in its entirety during the seven (7) days following execution of the Agreement by Lu. Any revocation of the Agreement must be in writing and hand delivered during the revocation period. This Agreement will become effective and enforceable seven (7) days following execution by Lu, unless this Agreement is revoked during the seven-day period.

14. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

15. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

16. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

17. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

18. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

19. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

20. Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, or arising out of or relating in an way to Lu’s employment or association with LBI or any corporate affiliate of LBI or termination of same, including, without limitation, any alleged violation of statute, common law or public policy, including but not limited to any state or federal statutory claims, shall be submitted to arbitration in Los Angeles County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc, Los Angeles County, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure sections 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not be, sought by either party to this Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. The Arbitrator shall be selected by mutual agreement of the parties or, if the parties cannot agree, then by striking from a list of arbitrators provided by JAMS. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written opinion that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.

21. This Agreement does not release the Company or Lu of any obligations either may have under the Stock Option Agreement for installments of the Option that have already vested or change the terms of the Liberman Broadcasting, Inc. Stock Incentive Plan.

I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

EXECUTED this 15th day of February 2012, at Los Angeles County, California.

/s/ Wisdom Lu
WISDOM LU

EXECUTED this 15th day of February 2012, at Los Angeles County, California.

Liberman Broadcasting, Inc.

By	/s/ Lenard Liberman
Lenard Liberman
Its President

ENDORSEMENT

I, Wisdom Lu, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this 15th day of February 2012, at Los Angeles County, California.

/s/ Wisdom Lu
Wisdom Lu